EXHIBIT 99.1
SEGMENT AND BUSINESS—INCOME (LOSS) AND REVENUES
CITIGROUP INCOME

In millions of dollars	2016	2015	2014	% Change 2016 vs. 2015	% Change 2015 vs. 2014
Income from continuing operations
Global Consumer Banking
North America	$3,238	$4,188	$4,492	(23)%	(7)%
Latin America	633	826	954	(23)	(13)
Asia(1)	1,083	1,200	$1,221	(10)	(2)
Total	$4,954	$6,214	$6,667	(20)%	(7)%
Institutional Clients Group
North America	$3,495	$3,316	$4,146	5%	(20)%
EMEA	2,365	2,230	2,062	6	8
Latin America	1,454	1,351	1,453	8	(7)
Asia	2,211	2,213	2,028	—	9
Total	$9,525	$9,110	$9,689	5%	(6)%
Corporate/Other	554	2,062	(8,852)	(73)%	NM
Income from continuing operations	$15,033	$17,386	$7,504	(14)%	NM
Discontinued operations	$(58)	$(54)	$(2)	(7)%	NM
Net income attributable to noncontrolling interests	63	90	192	(30)%	(53)%
Citigroup’s net income	$14,912	$17,242	$7,310	(14)%	NM

(1)	Asia GCB includes the results of operations of GCB activities in certain EMEA countries for all periods presented.
NM Not meaningful

CITIGROUP REVENUES

In millions of dollars	2016	2015	2014	% Change 2016 vs. 2015	% Change 2015 vs. 2014
Global Consumer Banking
North America	$19,759	$19,515	$19,947	1%	(2)%
Latin America	4,922	5,722	6,509	(14)	(12)
Asia(1)	6,838	7,014	7,791	(3)	(10)
Total	$31,519	$32,251	$34,247	(2)%	(6)%
Institutional Clients Group
North America	$12,513	$12,698	$13,043	(1)%	(3)%
EMEA	9,855	9,788	9,512	1	3
Latin America	3,977	3,944	4,226	1	(7)
Asia	6,882	6,902	6,581	—	5
Total	$33,227	$33,332	$33,362	—%	—%
Corporate/Other	5,129	10,771	9,610	(52)%	12%
Total Citigroup net revenues	$69,875	$76,354	$77,219	(8)%	(1)%

(1)	Asia GCB includes the results of operations of GCB activities in certain EMEA countries for all periods presented.
NM Not meaningful